Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the 26th day of October, 2005, by and between MetaSolv, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 5556 Tennyson Parkway, Plano, TX 75024, and the purchaser whose name and address are set forth on the signature page hereof (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue and sell shares of the Company’s Common Stock and Warrants (each as defined in SECTION 1) in a private placement (the “Offering”);

WHEREAS, in furtherance of the Offering, the Purchaser has reviewed the Exchange Act Filings (as defined in SECTION 4.18);

WHEREAS, the Purchaser desires, upon the terms and conditions of this Agreement, to purchase shares of the Company’s Common Stock and Warrants in the Offering; and

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon exemptions from registration of this Offering afforded by Section 4(2) of the Securities Act (as defined in SECTION 3), Rule 506 promulgated under the Securities Act, and such other exemptions as the Company may determine applicable.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1. Authorization of Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale in the Offering of (a) up to 8,000,000 shares (the “Shares”) of common stock, par value $0.005 per share (the “Common Stock”), of the Company and (b) warrants (the “Warrants”) to purchase up to 4,000,000 shares of common stock (the “Warrant Shares”) at an initial exercise price of $4.00 per share, subject to adjustment, evidenced by a warrant certificate in the form attached hereto as Exhibit A (the “Warrant Certificate”). The Company reserves the right to increase or decrease the number of Shares and Warrant Shares sold in the Offering prior to the Closing Date (as defined in SECTION 3); provided, however, that the minimum amount sold shall be no less than $9,000,000 and the maximum amount sold shall be no more than $24,000,000. The Shares, the Warrants and the Warrant Shares are hereinafter sometimes referred to together as the “Securities,” and each Share plus one-half of a Warrant is hereinafter referred to as a “Unit.”

SECTION 2. Agreement to Sell and Purchase the Securities. At the Closing (as defined in SECTION 3), the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Securities shown below at the purchase price shown below:

Shares to be Purchased	Warrants	Price Per Unit in Dollars	Aggregate Price
		$3.00	$

The Company has entered into, or proposes to enter into, purchase agreements in the same form with certain other investors (the “Other Purchasers”) and expects to complete sales of the Securities to them as part of the Offering at the same per Unit purchase price set forth above. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements,” and the Warrant Certificate and the warrant certificates delivered by the Company to the Other Purchasers are hereinafter sometimes collectively referred to as the “Warrant Certificates.” The Agreements and the Warrant Certificates are hereinafter sometimes together referred to as the “Transaction Documents.” The term “Placement Agent” shall mean Raymond James & Associates, Inc.

SECTION 3. Delivery of the Securities at the Closing. The completion of the purchase and sale of the Shares and the Warrants (the “Closing”) is occurring concurrently with the execution hereof at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 (the “Closing Date”).

Concurrently with the execution hereof, the Company is delivering to the Purchaser (a) one or more stock certificates representing the number of Shares set forth in SECTION 2, (b) one or more Warrant Certificates representing the number of Warrants set forth in SECTION 2 above, each registered in the name of the Purchaser, or, if so indicated on the Securities Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, and bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 promulgated thereunder, (c) a true and complete copy of the Company Disclosure Schedules, (d) evidence reasonably satisfactory to the Purchaser that the Company has received or will receive on the Closing Date at least $9,000,000 and not more than $24,000,000 in gross proceeds from the sale of Units pursuant to this Agreement and the Other Agreements, (e) a certificate, dated as of the Closing Date, of the Secretary of the Company, and attested by another executive officer of the Company, certifying as to (i) the Certificate of Incorporation and Bylaws of the Company, (ii) the resolutions adopted by the Company’s Board of Directors approving this Agreement and the other Transaction Documents and (iii) the signatures and authority of persons signing the Transaction Documents on behalf of the Company and (f) an opinion of Vinson & Elkins L.L.P., counsel to the Company, in the form of Exhibit C hereto. In accordance with Section 4.38 hereof, the Company will promptly substitute one or more replacement certificates without the legend upon (i) delivery by the Purchaser of the Purchaser’s Certificate of Subsequent Sale attached hereto as Appendix III and the legended certificate(s) at such time as the registration statement to be filed by the Company pursuant to SECTION 7.1 hereof (the “Registration Statement”) is declared effective or (ii) Rule 144(k) under the Securities Act becoming available with respect to the Shares and submission of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form. The name(s) in which the stock certificates and Warrant Certificates are to be registered are set forth in the Securities Certificate Questionnaire attached hereto as Appendix I.

SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and, as applicable, covenants with, the Purchaser as follows (such representations and warranties being made as of the Closing Date unless otherwise expressly stated herein):

4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein). All Subsidiaries (as defined herein) of the Company are listed on Exhibit B. Each Subsidiary is a direct or indirect wholly-owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business as a foreign entity in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” shall mean (a) a material adverse effect upon the business, assets, condition (financial or other), properties, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, (b) any material adverse effect on the enforceability of the Agreement or the other Transaction Documents, or (c) a material adverse effect on the ability of the Company to perform its obligations hereunder and under the other Transaction Documents. For purposes of this Agreement, the term “Subsidiary” means a “Significant Subsidiary” as such term is defined in Regulation S-X promulgated under the Securities Act.

4.2 Authorized Capital Stock. As of October 20, 2005, the Company had authorized and issued and outstanding capital stock and shares reserved for issuance pursuant to Company stock option plans and equity incentive programs as set forth in Section 4.2 of the Company Disclosure Schedule. The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were issued in material compliance with applicable state and federal securities law and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as disclosed in Section 4.2 of the Company Disclosure Schedule, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder set forth in Section 4.2 of the Company Disclosure Schedule accurately and fairly presents all material information with respect to such plans, arrangements, options and rights. With respect to each Subsidiary, (a) all the issued and outstanding shares of each Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were issued in material compliance with applicable state and federal securities law and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (b) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. Except as described on Schedule 4.2 of the Company Disclosure Schedule, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. Except as described in the Exchange Act Filings, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

4.3 Issuance, Sale and Delivery of the Securities. The Shares and the Warrant Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in the Transaction Documents, will be duly authorized, validly issued, fully paid (assuming, in the case of the Warrant Shares, payment of the exercise price of the Warrants) and nonassessable and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws). The Company has a sufficient number of authorized but unissued shares of Common Stock reserved for issuance upon exercise of the Warrants. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time) following notification of the Company’s intent to file the Registration Statement to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. At the Closing, no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein. Assuming the accuracy of the Purchaser’s response under Section 2 of the Registration Statement Questionnaire attached as Appendix II hereto, and without taking into account any future purchases of Shares (other than Warrant Shares) (a) the issuance and sale of the Securities, (b) the issuance of the Warrant Shares upon due exercise of the Warrants, and (c) the other transactions contemplated by the Transaction Documents (including without limitation the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Transaction Documents) (i) will not give any Person the right to purchase any equity interest in the Company under the provisions of any stockholder rights plan or other “poison pill” arrangement, and (ii) are not prohibited by any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject or any provision of the Company’s Certificate of Incorporation or Bylaws.

4.4 Due Execution, Delivery and Performance of the Transaction Documents. The Company has full corporate power and authority to enter into the Transaction Documents and perform the transactions contemplated thereby. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby do not and will not violate any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (a) any agreement, lease, franchise, license, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected and in each case which would reasonably be expected to have a Material Adverse Effect, or (b) any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its Subsidiaries or any of their respective properties where such conflict, breach, violation or default would reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Securities. Upon the execution and delivery by the Company of the Transaction Documents, and assuming the valid execution of this Agreement by the Purchaser, each Transaction Document to which the Purchaser is a party will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in SECTION 7.3 hereof may be limited by federal or state securities laws or the public policy underlying such laws.

4.5 Accountants. To the Company’s knowledge, the firm of KPMG LLP, which has expressed its opinion with respect to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and to be included or incorporated by reference in the Registration Statement and the prospectus which forms a part thereof (the “Prospectus”), is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”). As used in this Agreement, the Company’s knowledge means the actual knowledge of the executive officers of the Company (as such term is defined in Rule 405 under the Securities Act), and the knowledge they would reasonably be expected to obtain after due inquiry.

4.6 No Defaults. Except as disclosed in Section 4.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound which would reasonably be expected to have a Material Adverse Effect and no event has occurred which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or any of its Subsidiaries as defined in such documents and which would reasonably be expected to have a Material Adverse Effect.

4.7 Contracts. The documents filed with or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and the Exchange Act Filings filed with the Commission after such Annual Report on Form 10-K through the date hereof comprise all of the agreements to which the Company or any Subsidiary of the Company is subject (other than any Transaction Documents) that are of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to the Rules and Regulations if such a registration statement were filed by the Company on the date hereof. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary of the Company is in breach or default under any agreement to which the Company or any Subsidiaries of the Company is subject nor, to the Company’s knowledge, is any other party to any such agreement in breach or default thereunder.

4.8 No Actions. Except as disclosed in Section 4.8 of the Company Disclosure Schedule, (a) there are no legal or governmental actions, suits or proceedings pending and (b) to the Company’s knowledge, there are no inquiries or investigations, nor are there any legal or governmental actions, suits, or proceedings threatened, in each case, to which the Company or any of its Subsidiaries is or may be a party or of which property owned or leased by the Company or any of its Subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

4.9 Properties. The Company and its Subsidiaries have good and defensible title to all properties and assets reflected as owned by them in the financial statements included in the Exchange Act Filings, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (a) those, if any, reflected in the financial statements included in the Exchange Act Filings or Section 4.9 of the Company Disclosure Schedule, or (b) those that are not material in amount and do not adversely affect the use of such property by the Company and its Subsidiaries. Each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole. Except as disclosed in Section 4.9 of the Company Disclosure Schedule, the Company has good and defensible title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property currently being used in the business of the Company that are necessary to its operations as now conducted.

4.10 No Material Change. Since June 30, 2005 and except as described in Section 4.10 of the Company Disclosure Schedule, (a) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect or contingent, or entered into any material oral or written agreement or other transaction, in each case, which is not in the ordinary course of business or which would reasonably be expected to have a Material Adverse Effect; (b) the Company and its Subsidiaries have not sustained any loss or damage to its physical properties from fire, flood, windstorm, accident or other calamity not covered by insurance which would reasonably be expected to have a Material Adverse Effect; (c) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and neither the Company nor any of its Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (d) there has not been any change in the capital stock of the Company or any of its Subsidiaries other than the sale of the Securities in the Offering, shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company’s Board of Directors; (e) the Company and its Subsidiaries have not incurred any indebtedness outside the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole; and (f) there has not been any other event which has caused or is reasonably expected to result in a Material Adverse Effect.

4.11 Intellectual Property. (a) Except as disclosed in Section 4.11 of the Company Disclosure Schedule, to the Company’s knowledge, the Company owns or has obtained valid and enforceable licenses or options for the material inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the Company’s business as currently conducted (collectively, the “Intellectual Property”); and (b) (i) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products except as described in Section 4.11 of the Company Disclosure Schedule that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (ii) to the Company’s knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company; and (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others.

4.12 Compliance. Neither the Company nor any of its Subsidiaries has been advised, nor has reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.

4.13 Taxes. Except as set forth in Section 4.13 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has filed all material federal, state and foreign income and franchise tax returns that it was required to file or has obtained an extension of time within which to file such tax returns as allowed by applicable law. Each of the Company and its Subsidiaries has paid or accrued all taxes shown as due on such returns or extensions for payment have been properly obtained or such taxes are being timely and properly contested, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

4.14 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

4.15 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.16 Offering Materials. The Company has not distributed any offering material in connection with the Offering. Except for the registration and sale of the securities as contemplated by SECTION 7 of this Agreement, neither the Company nor any person acting on its behalf has in the past or will hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would subject the offer, issuance or sale of the Securities, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.

4.17 Insurance. The Company and its Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for their businesses (taking into account the cost and availability of such insurance), including, but not limited to, insurance covering all real and personal property leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect as of the date of this Agreement.

4.18 Additional Information. The information contained in the following documents (the “Exchange Act Filings”) did not, as of the filing date of the applicable document or the date of the draft Registration Statement (which the Placement Agent has furnished to the Purchaser), as applicable, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (except for the draft Registration Statement, in the light of the circumstances in which they were made) not misleading, as of their respective filing dates or the date of the draft Registration Statement, as applicable:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(c) the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2005, regarding a change in the Company’s independent public accountants;

(d) the Company’s Current Report on Form 8-K filed with the Commission on May 16, 2005, regarding an amendment to the Company’s Employee Stock Purchase Plan;

(e) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

(f) the Company’s definitive Proxy Statement, as supplemented, for its Annual Meeting of Stockholders held on May 10, 2005;

(g) the draft Registration Statement; and

(h) all other documents, if any, filed by the Company with the Commission since December 31, 2004 through the Closing Date pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.19 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action prohibited by Regulation M as promulgated under the Exchange Act that is intended to stabilize or manipulate the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

4.20 Corporate Legal Opinion. At the Closing, Vinson & Elkins L.L.P., legal counsel to the Company, will deliver a legal opinion to the Purchasers in the form substantially as set forth in Exhibit C hereto.

4.21 [reserved]

4.22 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act and has filed all reports required to be filed by the Company pursuant to the Exchange Act for a period of at least 12 calendar months immediately preceding the date hereof. The Company is eligible to register the Shares and the Warrant Shares for resale by the Purchaser on a registration statement on Form S-3 under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of the Shares or the Warrant Shares by the Purchaser.

4.23 Use of Purchaser Name. Except as may be required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

4.24 Related Party Transactions. Except as disclosed in the Exchange Act Filings, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is currently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors or pursuant to indemnification agreements), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.25 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act Filings and is not so disclosed. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act Filings.

4.26 Governmental Permits, Etc. Each of the Company and its Subsidiaries has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently required for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

4.27 Financial Statements. The consolidated financial statements of the Company and the related notes contained in its Exchange Act Filings present fairly in all material respects, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of their operations, cash flows and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments and the absence of full footnote disclosure as required by generally accepted accounting principles. Such consolidated financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end adjustments, and except as otherwise described therein and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

4.28 Sarbanes-Oxley Act. Except as described in the Exchange Act Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. Except as described in the Exchange Act Filings, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Exchange Act Filings, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. Except as described in the Exchange Act Filings, the Company maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles and the applicable requirements of the Exchange Act.

4.29 Listing. The Company shall comply with all requirements of the Nasdaq National Market with respect to the issuance of the Shares and the Warrant Shares. The Company is in compliance in all material respects with applicable Nasdaq National Market System continued listing requirements and has not, in the two years preceding the date hereof, received any notice (written or oral) from the Nasdaq National Market, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance in all material respects with the listing or maintenance requirements of such exchange, market or trading facility. The Company shall comply with all requirements of the Nasdaq National Market with respect to the issuance of Shares and the Warrant Shares and shall use its commercially reasonable efforts to have the Shares and the Warrant Shares listed on the Nasdaq National Market as promptly as practicable following the Closing.

4.30 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.31 Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, and no union or other labor organization represents any employees of the Company or any of its Subsidiaries. The

Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation in any material respect of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or other contract or agreement or restrictive covenant.

4.32 ERISA. To the knowledge of the Company, at all times within the three years prior to the date of this Agreement: (a) the Company has been in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except as would not reasonably be expected to have a Material Adverse Effect; (b) no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; (c) the Company has not incurred and does not expect to incur liability under (i) Title (IV) of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4917 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and (d) each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which, in each case, would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.

4.33 Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations as would not reasonably be expected to result in a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company has knowledge which, individually or in the aggregate, would have a Material Adverse Effect; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

4.34 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Section 4.34 of the Company Disclosure Schedule.

4.35 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.36 Private Placement. The offer and sale of the Securities to the Purchasers as contemplated by the Transaction Documents is exempt from the registration requirements of the Securities Act.

4.37 Disclosures. The Company hereby agrees that it will publicly disclose the Non-Public Information (as defined below) no later than 5:00 p.m., New York time on October 27, 2005 (the “Disclosure Deadline”). The Company further agrees that it will not provide to the Purchaser any material, non-public information regarding the Company that it does not intend to publicly disclose on or prior to the Disclosure Deadline. The Company acknowledges that the Purchaser will be relying on this representation in effecting transactions in the Company’s securities.

4.38 Removal of Legends. Upon the earlier of (i) the disposition of the Securities and the receipt by the Company of a Certificate of Subsequent Sale in the form of Appendix III hereof at such time as the Registration Statement is effective or (ii) Rule 144(k) under the Securities Act becoming available with respect to the Securities, the Company shall, upon the Purchaser’s written request, promptly cause certificates evidencing the Purchaser’s Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to the Purchaser within three (3) Business Days of submission by the Purchaser of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form (with copies thereof submitted to the Company), the Company shall be liable to the Purchaser for liquidated damages in an amount equal to 1.0% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or pro rata for any period of less than thirty (30) days) beyond such three (3) Business Days that the unlegended certificates have not been so delivered.

SECTION 5. Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the Securities set forth in SECTION 2 above in the ordinary course of its business and for its own account for investment only and with no present intention or view to the public sale or distribution of any of such Securities, and no arrangement or understanding exists with any other persons regarding the public sale or distribution of such Securities without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws; and provided, however, that nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) since the time it became aware of the Offering, the Purchaser and its affiliates have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the Common Stock; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as Appendix II, for use in preparation of the Registration Statement; (vi) the Purchaser has, in connection with its decision to purchase the Securities set forth in SECTION 2 above, not relied on any information provided by the Company other than the Exchange Act Filings and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them (although the Purchaser and the Company each acknowledges that neither such discussions nor any other due diligence investigation conducted by the Purchaser or any of its advisors or representatives modifies, amends or affects the Company’s representations and warranties contained in SECTION 4 hereof or limits the ability of the Purchaser to rely thereon); and (viii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(b) The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(c) The Purchaser acknowledges that it has received from the Company certain non-public information regarding the Company (the “Non-Public Information”), and the Purchaser acknowledges that applicable United States securities laws may prohibit the Purchaser from purchasing or selling securities of the Company on the basis of such Non-Public Information or from communicating such Non-Public Information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. Accordingly, the Purchaser agrees that, until the Non-Public Information is absorbed by the marketplace after the Disclosure Deadline, the Purchaser shall not purchase or sell securities of the Company or communicate any Non-Public Information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

(d) The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities, including, but not limited to, those set forth under the caption “Risk Factors” in the draft Registration Statement. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.

(e) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) The Purchaser understands that, until such time as the Registration Statement has become effective or until such time as the Shares, the Warrants or the Warrant Shares may be sold pursuant to Rule 144(k) under the Securities Act, such securities will bear a restrictive legend in substantially the following form:

“The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the states and other jurisdictions, and in the case of a transaction exempt from registration), unless the Company has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws.”

(g) The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s signature on the signature pages hereto.

(h) The Purchaser hereby covenants with the Company not to make any sale of the Securities without complying with applicable securities laws. The Purchaser further agrees not to make any sale of the Shares or the Warrant Shares pursuant to the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied at a time when the Company has notified the Purchaser that the conditions specified in Rule 172(c)(1) or Rule 172(c)(2) under the Securities Act are not satisfied. The Purchaser also agrees that the Shares and Warrant Shares are not transferable on the books of the Company (other than transfers pursuant to Rule 144 under the Securities Act) unless the certificate submitted to the transfer agent evidencing the Shares or the Warrant Shares is accompanied by a separate Purchaser’s Certificate of Subsequent Sale in the form of Appendix III hereto that is executed by an officer of, or other authorized person designated by, the Purchaser. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or such time as each prospectus has been supplemented, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Subject to the Purchaser’s right to receive liquidated damages under the circumstances described in Section 7.1(b), the Purchaser hereby covenants that it will use its best efforts not to sell any Shares or any Warrant Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. Notwithstanding the foregoing, no Suspension shall exceed 45 consecutive days or an aggregate of 70 days in any 365-day period.

(i) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into the Transaction Documents and to consummate the transactions contemplated therein and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents, (ii) the making and performance of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated therein, (iv) upon the execution and delivery of the Transaction Documents, each Transaction Document shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification provisions, set forth in SECTION 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by the Transaction Documents, (vi) the Purchaser has no present intent to change or influence the control of the Company within the meaning of Rule 13d-1 of the Exchange Act, and (vii) the Purchaser understands that nothing in this Agreement or any other materials provided to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted its own legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Securities.

SECTION 6. Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all representations and warranties made by the Company and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares and Warrants being purchased and the payment therefore for a period of twelve (12) months from the Closing Date.

SECTION 7. Registration of the Securities; Compliance with the Securities Act.

7.1 Registration Procedures and Expenses. The Company shall:

(a) subject to receipt of necessary information from the Purchaser, as promptly as practicable, but in no event later than fifteen days after the Closing Date (such date, a “Filing Date”) prepare and file with the Commission the Registration Statement, which shall be on Form S-3, relating to the sale of the Shares and the Warrant Shares by the Purchaser and the Other Purchasers in accordance with the Plan of Distribution attached hereto as Appendix IV;

(b) use its commercially reasonable efforts, subject to receipt of necessary information from the Purchaser, to cause the Commission to declare the Registration Statement effective within sixty (60) calendar days after the Filing Date (such date, the “Required Effective Date”); provided, however, that if the Company filed the Registration Statement by the Filing Date and the Registration Statement receives Commission review, then the Required Effective Date will be the one hundred fifth (105th) calendar day after the Filing Date. If the Registration Statement is (A) not filed with the Commission on or before the Filing Date or (B) not declared effective by the Commission on or before the earlier of (i) five Business Days after the Commission has advised the Company that no review will be made of the Registration Statement or that the Commission has no further comments on the Registration Statement and (ii) the Required Effective Date, or (iii) following the initial effectiveness of the Registration Statement, the Registration Statement becomes unavailable for sales thereunder other than as a result of a Suspension of less than 45 consecutive days or an aggregate of 70 days in any 365-day period (each, an “Event”), then, as relief for the damages to the Purchaser by reason of any such delay in or reduction of its ability to sell the Shares or Warrant Shares (which remedy shall not be exclusive of any other non-monetary remedies available at law or in equity), the Company shall pay to the Purchaser, for every thirty (30) days that such Event occurs and is continuing (or pro rata for any period of less than thirty (30) days), an amount in cash equal to: (i) the aggregate purchase price of such Purchaser’s Securities as reflected in SECTION 2 multiplied by (ii) 0.01. The foregoing liquidated damages shall constitute the sole monetary remedy available to the Purchaser upon the occurrence of an Event.

(c) provide copies to and permit Lowenstein Sandler PC to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) days prior to their filing with the Commission and not file any document to which such counsel reasonably objects;

(d) furnish to the Purchaser and its legal counsel promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment);

(e) prior to any public offering of the Shares and the Warrant Shares, use commercially reasonable efforts to register or qualify such Shares and Warrant Shares for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchasers and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Shares and the Warrant Shares; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (e), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this clause (e), or (iii) file a general consent to service of process in any such jurisdiction;

(f) use its commercially reasonable efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which the Shares and the Warrant Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act; or (ii) such time as all Shares and Warrant Shares purchased by such Purchaser under this Agreement have been sold. Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Purchasers shall have no further right to offer or sell any of the Shares or Warrant Shares pursuant to the Registration Statement;

(g) furnish to the Purchaser with respect to the Shares and the Warrant Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares and Warrant Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, fulfill in all respects the condition specified in Rule 172(c)(3) under the Securities Act and notify the Purchaser when the conditions specified in Rule 172(c)(1) or Rule 172(c)(2) under the Securities Act are not satisfied;

(h) notify the Purchaser on the day that the Registration Statement or any post-effective amendment thereto is declared effective;

(i) notify the Purchaser, at any time when a prospectus relating to the Shares or the Warrant Shares is required to be delivered under the Securities Act, on the day of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading; and prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Shares or the Warrant Shares, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading, and notify the Purchaser on the day of the filing of such supplement or amendment;

(j) cause all such Shares and Warrant Shares to be quoted on the Nasdaq National Market and listed on any other exchange on which the Company’s shares of common stock are listed;

(k) upon execution of a nondisclosure agreement, in form reasonably satisfactory to the Company, by each person to whom information will be disclosed, make available for inspection by each Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by any Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by any Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement;

(l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, notify each Purchaser on the day of such issuance, use its commercially reasonable best efforts promptly to obtain the withdrawal of such order, and notify each Purchaser on the day of such withdrawal;

(m) file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Purchaser promptly upon request by the Purchaser;

(n) issue a press release describing the transactions contemplated by this Agreement on the Closing Date;

(o) bear all expenses in connection with the Company’s performance of or compliance with paragraphs (a) through (n) of this SECTION 7.1 and the Company’s registration of the Shares pursuant to the Registration Statement (other than fees and expenses, if any, of legal counsel (subject to Section 19 hereof) or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any).

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. Notwithstanding the foregoing, the parties understand and agree that the Company shall not be obligated to retain an underwriter with respect to the offer and sale of Shares and Warrant Shares pursuant to the Registration Statement.

7.2 Transfer of Securities After Registration. The Purchaser agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement referred to in SECTION 7.1 or as otherwise permitted by law.

7.3 Indemnification.

(a) The Company will indemnify and hold harmless each Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares and Warrant Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; (v) any failure to register or qualify the Shares and Warrant Shares included in any such registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Purchaser’s behalf, and (vi) any breach or violation by the Company of the terms hereof and will reimburse such Purchaser and each officer, director, member, employee, agent, successor, assign and each such controlling person for any out-of-pocket legal and other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus or any amendments to or supplement thereof or (B) the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement respecting resale of the Securities.

(b) The Purchaser agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from (i) any failure of such Purchaser to comply with the covenants and agreements contained in this Agreement respecting resale of the Securities or (ii) any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by or on behalf of such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, and such Purchaser will reimburse the Company, each of its directors, officers, agents and employees, and any controlling persons for any out-of-pocket legal and other expenses reasonably incurred by the Company, its directors, officers, agents or employees, or any controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Purchaser in connection with any claim relating to this Section 7 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Shares and/or Warrant Shares included in the Registration Statement giving rise to such indemnification obligation.

(c) Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties (including indemnified parties under Agreements with Other Purchasers). No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld.

(d) If the indemnification provided for in this SECTION 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this SECTION 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Securities hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount the Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company, on the one hand, and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this SECTION 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this SECTION 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this SECTION 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this SECTION 7.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser’s obligation to contribute pursuant to this SECTION 7.3 is several and not joint.

7.4 Termination of Conditions and Obligations. The restrictions imposed by SECTION 5 or this SECTION 7 upon the transferability of the Shares and Warrant Shares shall cease and terminate as to any particular number of the Shares or the Warrant Shares upon the earliest to occur of (i) the sale of the Shares or the Warrant Shares pursuant to the Registration Statement, (ii) the sale of the Shares or the Warrant Shares pursuant to Rule 144 under the Securities Act, or (iii) the passage of two years from the effective date of the Registration Statement covering such Shares or Warrant Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

SECTION 8. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Securities to the Purchaser. The Purchaser and the Company hereby agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.

SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon delivery to the party to be notified; (b) when received by confirmed facsimile or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All notices, requests, consents and other communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon written notice to the other party:

(a) if to the Company, to:

MetaSolv, Inc.

5556 Tennyson Parkway

Plano, TX 75024

Attn: Chief Financial Officer

Facsimile: (972) 403-8989

with a copy to:

MetaSolv, Inc.

5556 Tennyson Parkway

Plano, TX 75024

Attn: Jonathan K. Hustis

Facsimile: (972) 403-8989

with a copy to:

Vinson & Elkins L.L.P.

3700 Trammell Crow Center

2001 Ross Avenue

Dallas, TX 75201-2975

Attention: Jeffrey A. Chapman

Facsimile: (214) 220-7716

(b) if to the Purchaser, at its address as set forth on the signature pages of this Agreement.

SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13. Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court of the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

SECTION 15. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

SECTION 16. Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of the Purchaser hereunder may be assigned by Purchaser, provided that such assignee is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by the terms of this Agreement.

SECTION 17. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 18. Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchaser without the prior consent of the Company (in the case of a release or announcement by the Purchaser) or Lowenstein Sandler PC (on behalf of the Purchasers) (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchaser, as the case may be, shall allow the Lowenstein Sandler PC (on behalf of the Purchasers) or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by the Transaction Documents. No later than the third trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the forms of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the Commission or Nasdaq. The Purchaser shall not issue any press release or make any other public statements with respect to the Offering without receiving the prior written approval of the Company.

SECTION 19. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC not to exceed $30,000 and the reasonable fees and expenses of Ropes & Gray LLP not to exceed $5,000. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses incurred by the Purchaser, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents that is requested by the Company.

[Remainder of page is intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

METASOLV, INC.

By
Name:
Title:
Print or Type:
Name of Purchaser
(Individual or Institution):
Name of Individual representing Purchaser
(if an Institution):
Title of Individual representing
Purchaser (if an Institution):
Signature by:

Individual Purchaser or Individual
representing Purchaser:
Address:

Telephone:

Telecopier:

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire

Purchase Agreement that follows)

A.	Complete the following items on BOTH Purchase Agreements (Please sign two originals)

1.	Signature Page:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

2.	Appendix I - Securities Certificate Questionnaire:

Provide the information requested by the Securities Certificate Questionnaire.

3.	Appendix II - Registration Statement Questionnaire:

Provide the information requested by the Registration Statement Questionnaire.

4.	Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I and Appendix II to (initially by facsimile with hard copy by overnight delivery):

Vinson & Elkins L.L.P.

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Attention: Victoria Mitchell

Facsimile: (214) 999-7827

B.	Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

1.	must deliver a current prospectus of the Company to the buyer (prospectuses may be obtained from the Company at the Purchaser’s request) if the Company has notified the Purchaser that the conditions specified in Rule 172(c)(1) or Rule 172(c)(2) under the Securities Act are not satisfied; and

2.	must send a letter in the form of Appendix III to the Company so that the Shares may be properly transferred.

APPENDIX I

METASOLV, INC.

SECURITIES CERTIFICATE QUESTIONNAIRE

Pursuant to SECTION 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Securities are to be registered in (this is the name that will appear on your stock certificate(s) and Warrant Certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

APPENDIX II

(Page 1 of 2)

METASOLV, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the information set forth below. You agree that the Company may present this Questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under state and federal securities laws.

SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

SECTION 2. Please provide the number of shares that you or your organization will beneficially own immediately after Closing, including those Securities purchased by you or your organization pursuant to the Purchase Agreement and those shares purchased by you or your organization through other transactions:

SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐    Yes    ☐    No

If “yes,” please indicate the nature of any such relationships below:

SECTION 4. Are you (b) an NASD Member (see definition), (c) a Controlling (see definition) shareholder of an NASD Member, (d) a Person Associated with a Member of the NASD (see definition), or (e) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

Answer: ☐    Yes    ☐    No

APPENDIX II

(Page 2 of 2)

If “yes,” please describe below:

NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a Member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

APPENDIX III

[Transfer Agent]

[Address]

Attention:

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by]

                                                                                                                                                                                 hereby certifies

                                         [fill in official name of individual or institution]

that [he/she/said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold

                                                      of such shares on                              in accordance with the terms of the Purchase Agreement

[fill	in number of shares] [date]

and in accordance with Registration Statement number

                                                                                                  [fill in the number of or otherwise identify Registration Statement]

or otherwise in accordance with the Securities Act of 1933, as amended, and, in the case of a transfer pursuant to the Registration Statement, at a time when the Company has notified the Purchaser that the conditions specified in Rule 172(c)(1) or Rule 172(c)(2) under the Securities Act are not satisfied, the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser

(Individual

or Institution):

Name of Individual

representing

Purchaser (if an

Institution)

Title of Individual

representing

Purchaser

(if an Institution):

Signature by:

Individual Purchaser

or Individual

representing

Purchaser:

APPENDIX IV

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

- a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

EXHIBIT A

[Form Of Warrant Certificate]

EXHIBIT B

Name of Subsidiary	Jurisdiction of Formation
MetaSolv Software, Inc.	Delaware
MetaSolv Canada Inc.	Canada
MetaSolv Canada Holdings Inc.	Canada
MetaSolv Software Canada Inc.	Canada
MetaSolv Software (UK) Limited	United Kingdom

EXHIBIT C

Opinion Of Counsel To The Company

The opinion will be subject to standard qualifications and exceptions, the standard form of Vinson & Elkins L.L.P., legal counsel to the Company, and review and approval of the Vinson & Elkins L.L.P. opinion committee.

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware with corporate power to enter into and perform its obligations under the Transaction Documents. The Company is duly qualified to do business and is in good standing as a foreign corporation in the State of Texas.

2.	MetaSolv Software, Inc. is validly existing and is in good standing under the laws of the State of Delaware.

3.	The authorized capital stock of the Company as of October , 2005, is as set forth in Section 4.2 of the Company Disclosure Schedules.

4.	The Shares have been duly authorized and, when issued and paid for in accordance with the Agreement, will be validly issued, fully paid and nonassessable. Upon the due exercise of the Warrants, the Warrant Shares issuable upon such exercise will be validly issued, fully paid and non-assessable. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants.

5.	The Company has the corporate power and authority and has taken all requisite corporate action necessary to (i) execute and deliver the Transaction Documents, (ii) perform all obligations of the Company under the Transaction Documents, and (iii) issue (or reserve for issuance) and deliver the Securities. The execution and delivery by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated by the Transaction Documents, have been duly authorized by all necessary corporate action on the part of the Company, and each Transaction Document has been duly executed and delivered by the Company.

6.	To our knowledge, no Person is entitled to any preemptive right or right of first refusal with respect to the issuance of the Securities.

7.	The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities do not conflict with or result in a breach or violation of (a) the Company’s Certificate of Incorporation or By-laws, each as amended to date, (b) the current Delaware General Corporation Law or any federal or State of Texas statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or the transactions contemplated by the Transaction Documents, except that, except as set forth in paragraph 10 below, we express no opinion regarding Federal, Blue Sky or state securities laws, (c) any order, writ, judgment or decree known to us to which the Company or any of its Subsidiaries is subject or (d) any contract that is filed with or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and the Exchange Act Filings filed with the Commission after such Annual Report on Form 10-K through the date hereof and any other contract disclosed to us by the Company as being material to the Company and listed on an exhibit to the opinion (a “Company Contract”).

8.	The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities do not and will not, require any consent of, action by, or filing with any governmental authority known to us or any other Person under any Company Contract, except that, except as set forth in paragraph 10 below, we express no opinion regarding Federal, Blue Sky or state securities laws.

9.	To our knowledge, except as described in Section 4.8 of the Company Disclosure Schedule, there are no material legal or governmental proceedings pending to which the Company or its Subsidiaries is a party or of which any property of the Company or its Subsidiaries is the subject.

10.	Assuming the Investment Representations made by the Purchasers in the Transaction Documents are true and correct, the initial sale of the Securities as contemplated by the Transaction Documents is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.